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                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement for the Group
VEL Account of First Allmerica Financial Life Insurance Company on Form S-6 of our report dated February 5, 1996, relating to the consolidated financial statements of First Allmerica Financial Life Insurance Company which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
November 5, 1996